Exhibit 107

Calculation of Filing Fee Table

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

New Horizon Aircraft Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, without par value (Secondary Offering)(2)	Other (3)	4,166,667	$0.55	(3)	$2,291,666.85	0.00015310	$350.85
	Equity	Series A Preferred Shares (Secondary Offering)(4)	Other(5)	4,500	$1,000.00		$4,500,000.00	0.00015310	688.95
	Equity	Class A ordinary shares, without par value, underling Series A Preferred Shares (Secondary Offering)(6)	Other(7)	10,000,000	$—		$—	—	—
			Total Offering Amount				$6,791,666.85		$1,039.80
			Total Fees Previously Paid						$—
			Total Fee Offsets						$—
			Net Fees Due						$1,039.80

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A ordinary shares, without par value, each underlying the warrants (Primary Offering)(8)(9)	12,065,375	-	Form S-1	333-277063	10/12/2023
Equity	Class A ordinary shares, without par value (Secondary Offering)(8)(10)	10,562,939	-	Form S-1	333-277063	10/12/2023
Equity	Warrants to purchase Class A ordinary shares, without par value (Secondary Offering)(8)(11)	565,375	-	Form S-1	333-277063	10/12/2023
Equity	Warrants to purchase Class A ordinary shares, without par value (Primary Offering)(12)(13)	3,210,000	-	Form S-1	333-280086	08/19/2024
Equity	Class A ordinary shares, without par value, each underlying the warrants (Primary Offering)(12)(14)	3,210,000	-	Form S-1	333-280086	08/19/2024

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) covers an undetermined number additional securities of New Horizon Aircraft Ltd. (the “Company”) that may become issuable to prevent dilution from share splits, share dividends or similar transactions.

(2)	Consists of an aggregate of 4,166,667 Class A ordinary shares, without par value (the “Common Shares”), issued at a value of $0.36 per share in a private placement that closed on December 19, 2024 (the “Canso Financing”), which were not included on the Prior Registration Statements (defined below).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported trading prices of the Company’s Common Shares as reported on the Nasdaq Capital Market on March 25, 2025, such date being within five business days of the date that this Registration Statement was filed with the SEC.

(4)	Consists of 4,500 Series A preferred shares of the Company (the “Series A Preferred Shares”) sold in the Canso Financing and issued at a price of $1,000 per share, which were not included on the Prior Registration Statements. The Series A Preferred Shares are convertible, at the option of the holder and without additional consideration, into Common Shares on a one for 2222.222222 basis.

(5)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act. There currently is no public market for the Series A Preferred Shares being registered hereunder. The proposed maximum aggregate offering price of the Series A Convertible Preferred Stock being registered hereunder represents the purchase price of $1,000 per share paid by the selling securityholders named in the Registration Statement in connection with the sale of the Series A Preferred Shares to the selling securityholders in the Canso Financing, pursuant to subscription agreements with the Company, dated December 18, 2024.

(6)	Consists of an aggregate of 10,000,000 Common Shares issuable upon conversion of the Series A Preferred Shares, which were not included on the Prior Registration Statements.

(7)	Pursuant to Rule 457(i), there is no additional filing fee payable with respect to the Common Shares issuable upon conversion of the Series A Preferred Shares because no additional consideration will be received in connection with the exercise of the conversion privilege.

(8)	No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form S-1 (File No. 333-277063), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2024 and declared effective by the SEC on May 10, 2024, and amended by Post-Effective Amendment No. 1, which was declared effective on October 2, 2024 (“Prior Registration Statement I”), because such shares are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(9)	Reflects up to 11,500,000 Common Shares issuable upon the exercise of 11,500,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Pono Capital Three, Inc., a Cayman Islands exempted entity (“Pono”), and (ii) up to an aggregate of 565,375 Common Shares issuable upon the exercise of 565,375 warrants (the “Private Warrants”) that made up a part of the private units originally issued in a private placement in connection with Pono’s initial public offering.

(10)	Represents the resale of the selling securityholders named in the Registration Statement (including their permitted transferees, donees, pledgees and other successors-in-interest) of up to an aggregate of 10,562,939 Common Shares, consisting of (i) 200,000 shares of Common Stock, issued in a private placement to the PIPE Investor (as defined in the Registration Statement) pursuant to the terms of the Subscription Agreement, dated December 27, 2023, in connection with the Business Combination (as defined in the Registration Statement) at $10.00 per share, (ii) an aggregate of 5,600,997 Common Shares issued to Mehana Capital, LLC (the “Sponsor”) and its affiliates, including 4,935,622 Common Shares originally issued as Class B ordinary shares in connection with the initial public offering of Pono for aggregate consideration of $25,000, or approximately $0.005 per share, 100,000 Incentive Shares (as defined in the Registration Statement) transferred to Sponsor in connection with the Business Combination at approximately $10.61 per share, and 565,375 Common Shares originally issued to Sponsor as part of the Placement Units issued to Sponsor in connection with Pono’s initial public offering at $10.00 per unit, (iii) 103,500 Common Shares issued to the underwriter in Pono’s initial public offering (the “Representative”), in connection with Pono’s initial public offering, at $10.00 per share (the “Representative Shares”), (iv) 1,349,413 Common Shares issued to vendors in connection with the closing of the Business Combination, including an aggregate of 103,500 Common Shares issued at $10.00 per share to the Representative in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination, 265,734 Common Shares issued at a value of $1.63 per share to the Representative in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination, 40,179 shares issued to MZHCI, LLC at a value of $3.36 per share in satisfaction of fees earned in connection with the Business Combination, 400,000 Common Shares issued to Roth Capital Partners, LLC at a value of $2.50 per share in satisfaction of fees earned in connection with the Business Combination, 15,000 Common Shares issued to Benjamins Securities in satisfaction of fees owed to them for services provided in connection with the Business Combination at $5.00 per share, and 300,000 Common Shares issued at a value of $2.26 per share and 225,000 Common Shares issued at a value of $2.85 per share to Spartan Crest Capital Corp. as consideration for fees earned in connection with continuing consulting services, (v) an aggregate of 2,921,534 Common Shares, which were received as Exchange Consideration (as defined in the Registration Statement) in connection with the Business Combination by certain of the Company’s insiders at a price of approximately $10.61 per share, and which were subject to six month lock-up restrictions set forth herein and (vi) an aggregate of 387,495 Common Shares issued at a value of $10.00 per share to Meteora in connection with the FPA Arrangement (as defined in the Registration Statement).

(11)	Represents the resale of the selling warrant holders named in the Registration Statement (including their permitted transferees, donees, pledgees and other successors-in-interest) of up to an aggregate of 565,375 Private Warrants.

(12)	No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form S-1 (File No. 333-280086), which was originally filed with the SEC on June 10, 2024 and declared effective by the SEC on August 19, 2024 (“Prior Registration Statement II” and, together with Prior Registration Statement I, the “Prior Registration Statements”) because such shares are being transferred from Registration Statement II to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement II, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(13)	Represents 3,210,000 outstanding common warrants, to purchase Common Shares at an exercise price of $0.75 per share that were sold in a public offering of the Company that closed on August 21, 2024.

(14)	Represents 3,210,000 Common Shares issuable upon the exercise of the Common Warrants.